UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2009

JACOBS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-88242	34-1959351
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

17301 West Colfax Ave, Suite 250, Golden, Colorado 80401
(Address of principal executive offices)

Registrant’s telephone number, including area code 303-215-5200

(Former name of former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

JEI Distributing, LLC (the “Company”), a wholly owned subsidiary of Jacobs Entertainment, Inc. (the “Registrant”), has entered into fuel supply agreements with CITGO Petroleum Corporation (“CITGO”).  The agreements provide for the purchase and sale of CITGO branded and unbranded gasoline and diesel fuel. The Registrant had previously entered into individually immaterial fuel supply agreements, which have now been consolidated into material agreements.

The Company and CITGO entered into a five-year Marketer Franchise Agreement on December 21, 2009 (the “MFA”).  The MFA creates a franchise relationship between the Company and CITGO and requires the Company to purchase at least 90% of certain listed monthly quantities of gasoline from CITGO in order to maintain the franchise and not be in violation of the MFA.  Under the MFA, CITGO grants the Company for the term of the MFA, the right to use CITGO’s applicable brand names, trademarks and other forms of CITGO’s identification, in the manner established by CITGO, in connection with the resale by the Company of products acquired under CITGO’s brand names.  The MFA also requires the Company to indemnify CITGO against liabilities arising in connection with performance under the MFA and contains, among other things, customary provisions in respect of insurance, fuel pricing, payment and delivery.

The Company and CITGO also entered into an Unbranded Rack Sales Agreement dated December 21, 2009 (the “RSA”).  Although the initial term of the RSA is five years followed by annual renewals, the RSA provides that either party may terminate the RSA, without cause, upon providing thirty days written notice.  The RSA requires the Company to purchase at least 90% of certain listed monthly quantities of fuel from CITGO in order to qualify for CITGO’s rack posting pricing in effect and not be in violation of the RSA. The RSA also requires the Company to indemnify CITGO against liabilities arising in connection with performance under the RSA and contains, among other things, customary provisions in respect of insurance, fuel pricing, payment and delivery.  The Addendum to Unbranded Rack Sales Agreement between the Company and CITGO, also dated December 21, 2009 (the “Addendum”), amends the pricing for unbranded fuel under the RSA.  The amended pricing equals the sum of the base price and an adder fee that is dependent on the location of the terminal where the product is delivered.  The Registrant has requested confidential treatment for specific pricing information as set forth in the Addendum, and that portion has been omitted from the attached Addendum, filed as Exhibit 10.37, as indicated thereon.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.35	Marketer Franchise Agreement between JEI Distributing, LLC and CITGO Petroleum Corporation dated as of December 21, 2009.

10.36	Unbranded Rack Sales Agreement between JEI Distributing, LLC and CITGO Petroleum Corporation dated as of December 21, 2009.

10.37	Addendum to Unbranded Rack Sales Agreement between JEI Distributing, LLC and CITGO Petroleum Corporation dated as of December 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENTERTAINMENT, INC.

/s/ Brett A. Kramer
Date: January 13, 2010	By: Brett A. Kramer
Its: Chief Financial Officer